UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): November 6, 2012

THE PANTRY, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-25813	56-1574463
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

305 Gregson Drive Cary, North Carolina	27511
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (919) 774-6700

N/A

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02   Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b)  On November 7, 2012, Maria C. Richter advised the Board of Directors of The Pantry, Inc. (the “Company”) that she has chosen not to stand for reelection as a director of the Company at the Company’s Annual Meeting of Stockholders in March 2013. Ms. Richter intends to serve as a director until the Annual Meeting.

(e)  On November 6, 2012, the Compensation and Organization Committee (the “Committee”) of the Board of Directors: (i) approved the fiscal 2013 performance requirements under the Company’s Annual Incentive Program (the “AIP”), which is part of the Company’s 2007 Omnibus Plan (the “Omnibus Plan”); (ii) approved a new form of award agreement under the Omnibus Plan for awarding restricted stock subject to performance-based vesting to employees (the “Form of Performance-Based Restricted Stock Award”), and (iii) awarded a discretionary bonus in the amount of $65,602 to Berry L. Epley, the Company’s Vice President, Assistant Corporate Secretary & Controller, who has served as the Company’s Principal Financial Officer since Mark R. Bierley’s resignation as Chief Financial Officer of the Company in April 2102 and will do so until a successor is named.

The AIP provides for performance-based cash awards to certain of the Company’s employees, including its executive officers. For fiscal 2013 and thereafter until otherwise determined by the Committee, awards will be based on the following performance measures: (i) Sales Growth (merchandise comparable store sales growth year over year); (ii) Inside Net Profit Contribution (merchandise gross profit dollars minus store operating expenses and general and administrative expenses); and (iii) Fuel Gross Profit Dollars (fuel revenues minus fuel cost of goods sold). Awards in excess of 100% of the target amount for any individual measure will not be made unless the threshold performance levels for both Inside Net Profit Contribution and Fuel Gross Profit Dollars are met. Further, awards under the AIP will be conditioned upon achievement of a minimum Adjusted EBITDA performance level established by the Committee. We define Adjusted EBITDA as net income (loss) before interest expense, net, gain (loss) on extinguishment of debt, income taxes, impairment charges and depreciation and amortization. The target award opportunity for the Company’s Chief Executive Officer will be 100% of his or her annual base salary, and the target award opportunity for the Company’s other executive officers will be 60% of his or her annual base salary. The AIP is designed to be an “evergreen” annual incentive program for future years.

The description of the AIP is qualified in its entirety by reference to The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan, a copy of which is filed herewith as Exhibit 10.1 and is incorporated herein by reference.

Restricted stock granted pursuant to the Form of Performance-Based Restricted Stock Award will be forfeited if the performance criteria established by the Committee applicable to the first fiscal year following the grant date are not met. If the Committee determines that such performance criteria are met for the first fiscal year, restrictions will lapse with respect to one-third (1/3) of the shares of restricted stock on the first, second and third anniversaries of the initial grant of the award subject to continued employment with the Company. Any restrictions remaining on the restricted stock for which the performance criteria have been met will immediately lapse in the event that the employee is terminated by reason of death or disability and may vest, in the discretion of the Committee, if the employee’s termination is a result of retirement after attaining age fifty-five with at least ten years of completed service with the Company. With regard to the restricted stock, the employee will have all rights of a stockholder, including dividend and voting rights.

The description of the restricted stock award is qualified in its entirety by reference to the Form of Performance-Based Restricted Stock Award, a copy of which is filed herewith as Exhibit 10.2 and is incorporated herein by reference.

Item 9.01   Financial Statements and Exhibits

(d)   Exhibits

Exhibit No.                        Description

10.1                                The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan

10.2                                Form of Performance-Based Restricted Stock Award, approved November 2012

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE PANTRY, INC.

	By:	/s/ Berry L. Epley
Berry L. Epley Vice President, Assistant Corporate Secretary & Controller

Date: November 9, 2012

EXHIBIT INDEX

 Exhibit No.                        Description

10.1                                The Pantry, Inc. Annual Incentive Program, as amended, under the Pantry, Inc. 2007 Omnibus Plan

10.2                                Form of Performance-Based Restricted Stock Award, approved November 2012